INDEPENDENCE ONE MUTUAL FUNDS

SUB-ADVISORY AGREEMENT


	THIS AGREEMENT is made between Independence One Capital Management Corporation, a registered investment adviser (hereinafter referred to as "Adviser") and Sosnoff Sheridan Corporation, an Illinois corporation located in Chicago, Illinois (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

	That the parties hereto, intending to be legally bound, hereby agree as follows:

	1. Notice of Advice. Sub-Adviser hereby agrees to furnish to Adviser in its capacity as investment adviser to the Independence One Equity Plus
Fund (the "Fund"), a portfolio of the Independence One Mutual Funds
("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund, which may be offered in one or more classes of shares ("Classes"). Sub-Adviser shall furnish such advice and information to Adviser on a non-discretionary basis. Sub-Adviser shall not have custody of any funds or securities of the Fund at any time.

	2. Representations of Sub-Adviser. Sub-Adviser hereby represents to Adviser that it is duly registered as an investment adviser with (a) the United States Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, and (b) any state authorities with which such registration is necessary in order to lawfully provide services pursuant to this Agreement. Sub-Adviser hereby agrees to maintain such registrations in effect for so long as it continues to provide services pursuant to this Agreement and to notify Adviser immediately upon termination or revocation of any such registration during such period.

	3. Brokerage. Sub-Adviser may place orders for the execution of transactions with or through such brokers-dealers (including floor brokers) or banks as Adviser may select. Sub-Adviser may suggest broker-dealers or banks to Adviser; however, Adviser will choose the broker-dealer or banks through which Sub-Adviser may place orders. Any accounts opened with such broker-dealers or banks shall be in the name of the Fund.

	4. Records and Confirms. Sub-Adviser will send Adviser a record of the investments and positions of the Fund (or relevant Classes of the Fund) as soon as reasonably possible after the end of each quarterly period. Copies of confirmations of transactions executed for the Fund will be sent by the broker-dealers executing the transactions promptly to the custodian for the Fund and the Sub-Adviser, if the custodian is other than the broker-dealer. Otherwise, copies of confirmations of transactions executed will be sent by the broker-dealers executing the transactions to

Sub-Adviser and the Fund. Sub-Adviser does not assume responsibility for the accuracy of information furnished by Adviser or any other party.

	5. Voting. Unless otherwise specifically agreed, Sub-Adviser will not be required to take any action, or render any advice, with respect to the voting of securities held by the Fund.

	6. Confidentiality. All information and advice furnished by either party hereto to the other shall be treated as confidential and shall not be disclosed to third parties, unless generally known or otherwise publicly available, and except as required by regulatory agencies or otherwise by law.

	7. Other Clients. Sub-Adviser acts as adviser to other clients and may give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Fund. Sub-Adviser shall have no obligation to purchase or sell for the Fund, or to recommend for purchase or sale by the Fund, any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients. Except as otherwise required by law, Sub-Adviser shall not make any information about the accounts of its clients available to Adviser or the Fund.

	Adviser recognizes that transactions in a specific security or securities may not be accomplished for all client accounts at the same time or at the same price.

	In the performance of Sub-Adviser's services hereunder, Sub-Adviser shall not be liable for any failure to recommend or effect any purchase or sale, or other investment or trading strategy on the basis of any information known to Sub-Adviser where the utilization of such information might, in Sub-Adviser's opinion, constitute a violation of any federal or state law, rules or regulations, or the breach of any fiduciary duty or confidential relationship between Sub-Adviser and any other person or persons.

	8. Adviser's Representations. Adviser represents that it has full authority to grant Sub-Adviser the authority given to Sub-Adviser under this Agreement.

	9. Fees. For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth on Exhibit A attached hereto.

	Notwithstanding any other provision of this Agreement, the Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such expense limitation as the sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.



	10. Term. This Agreement shall begin for the Fund on the date that the parties execute this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

	11. Termination. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 (the "Act")) of the Fund on sixty (60) days' written notice to Adviser; and (b) by Sub-Adviser or Adviser upon sixty (60) days' written notice to the other party to the Agreement.

	12.  Automatic Termination.  This Agreement shall automatically terminate:
		(a)	in the event of its assignment (as defined in the Act); or
		(b)	in the event of termination of the Investment Contract
between
			the Trust and Adviser ("Investment Advisory Contract") for
any 			reason whatsoever.

	13. Limitation Authority. Neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract between the Adviser and the Fund or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

	Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 10 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 13.


	14. Notices. Notices regarding termination or other matters of this Agreement or other matters shall be sent by certified mail or overnight by a nationally recognized courier and shall be deemed given when received at the addresses specified below, or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. Sub-Adviser and Adviser may rely on any notice from any person reasonably believed to be genuine and authorized.

	If to Sub-Adviser:				If to Adviser:
	Sosnoff Sheridan Corporation			Independence One Capital
	3304 North Lincoln				 Management Corporation
	Chicago, Illinois  60657			27777 Inkster Road
	Attention:  Tom Sosnoff			Farmington Hills, Michigan  48334
							Attention:  Robert Stapleton

	15. Indemnification. (a) (i) In any threatened, pending or completed action, suit or proceeding to which the Sub-Adviser, was, is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplated herein, including, without limitation, any breach of any representations, warranties or covenants made by the Adviser in this Agreement or any failure by the Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by and governmental agency or self-regulatory organization, Adviser shall indemnify and hold harmless the Sub-Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Sub-Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only if the acts or omissions of the Sub-Adviser, did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and (ii) In the event that the Sub-Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Adviser or its partners, officers, directors, employees, agents or affiliates unrelated to the Sub-Adviser or the Sub-Adviser's business, Adviser shall indemnify, defend and hold harmless the Sub-Adviser against any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith. As used in subparagraphs (i) through (ii) above, the term "Sub-Adviser" shall include the Sub-Adviser and the Sub-Adviser's directors, officers, shareholders, employees, agents and affiliates.

		(b)	(i) In any threatened, pending or completed action, suit or
proceeding to which the Adviser, was, is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplate herein, including, without limitation, any breach of any representations, warranties or covenants made by Sub-Adviser in this Agreement or any failure by Sub-Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by any governmental agency or self-regulatory organization, Sub-Adviser shall indemnify and hold harmless the Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only of the acts or omissions of the
Adviser, did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and
(ii) In the event that the Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Sub-Adviser or its officers, directors, employees, agents or affiliates unrelated to the Adviser or the Adviser's business, Sub-Adviser shall indemnify, defend and hold harmless the Adviser against any loss, liability, damage, cost and expense
(including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith.
As used in subparagraphs (i) through (ii) above, the term "Adviser" shall include the Adviser and the Adviser's directors, officers, shareholders, employees, agents and affiliates.

 		(c)	In the event that a person entitled to indemnification
under Sections 15 (a) or (b) is made a party to an action, suit or proceeding
alleging both matters for which   indemnification can be made hereunder and
matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

		(d)	None of the indemnifications contained in this Section 15
shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the part(ies) claiming indemnification without the prior written consent of the party obligated to indemnify such party.

		(e)	The provisions of this Section 15 shall survive the
termination or other expiration of this Agreement.

	16. Independent Contractors. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of Adviser. It is expressly agreed to by the parties hereto that the relationship created by this Agreement does not create a partnership or joint venture between the Sub-Adviser and the Adviser. Except as specifically set forth herein with respect to the Sub-Adviser's authority to place orders approved by the Adviser to broker-dealers or banks for trading the accounts of the Fund, neither party shall have any authority to bind the other nor shall either party represent to third parties that it has such authority.

	17. Liability. Neither the Sub-Adviser nor any of its agents, employees, principals, directors or officers or any person who controls the Sub-Adviser shall be liable to Adviser or its officers, directors, partners, employees, agents or any person who controls Adviser or any of its successors. or assigns under this Agreement, except by reason of acts or omissions in contravention of this Agreement due to willful misfeasance, gross negligence, bad faith, reckless disregard of its duties and obligations under this Agreement, or violation of applicable law. Adviser acknowledges that all transactions made by the Sub-Adviser on behalf of the Fund, shall be for the account and risk of the Fund. The Sub-Adviser shall have no responsibility for the execution or clearance of the Fund's trades once orders have been transmitted to the executing broker-dealer or bank for those trades. Notwithstanding the foregoing sentences, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which Adviser may have under the federal securities laws or state securities laws.

	18.  Disclosure.

	[ ]	Adviser acknowledges receipt of Sub-Adviser's Disclosure
Statement (Part II of Adviser's Form ADV), as required by Rule 204-3 under the Investment Advisers Act of 1940, not less than 48 hours prior to the date of execution of this agreement shown below.

	[ ]	Adviser acknowledges receipt of Sub-Adviser's Disclosure
Statement (Part II of Adviser's Form ADV) less than 48 hours prior to, but not later than, the date of execution of this agreement. Accordingly, Adviser shall have the option to terminate this agreement without penalty within five business days after that date of execution; provided, however, that any investment action taken by Adviser with respect to the Fund prior to the effective date of such termination shall be at Fund's risk.

	19. Entire Agreement: Governing Law. This agreement constitutes the entire agreement of the parties with respect to the rendering of advice by Sub-Adviser for the benefit of Adviser and the Fund and can be amended only by written document signed by the parties. This agreement shall be governed by the internal laws of the State of Illinois.

	20. Amendment. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested persons, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duly authorized officers, and their corporate seals affixed hereto this 2nd day of April, 2001.


ATTEST:		INDEPENDENCE ONE CAPITAL
		  MANAGEMENT CORPORATION



/s/ James Rose		By: /s/ Robert J. Stapleton	__
Secretary		Director, Investment Services
James Rose		Robert J. Stapleton




		SOSNOFF SHERIDAN CORPORATION




/s/ Scott D. Sheridan__________			By:
/s/ Scott D. Sheridan___________
Secretary		Vice President
Scott D. Sheridan		Scott D. Sheridan


Exhibit A

Independence One Mutual Funds
Independence One Equity Plus Fund

Sub-Advisory Agreement


Adviser will pay Sub-Adviser as full compensation for services rendered hereunder, an annual fee at the rate of 0.035%, based on the average daily value of the equity securities in the Fund. The fee shall be calculated as determined by the Fund on the last day of each month on which the New York Stock Exchange is open and shall be payable on a monthly basis, in arrears.

This Exhibit duly incorporates by reference the Sub-Advisory Agreement.




Adviser:


/s/ RJS____
(initials)


Sub-Adviser:


/s/ SDS
(initials)


INDEPENDENCE ONE MUTUAL FUNDS

SUB-ADVISORY AGREEMENT

	THIS AGREEMENT is made between Independence One Capital Management Corporation, a registered investment adviser (hereinafter referred to as "Adviser") and ABN AMRO Asset Management (USA), LLC, located in Chicago, Illinois (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

	That the parties hereto, intending to be legally bound, hereby agree as follows:

	1. Notice of Advice. Pursuant to its Investment Advisory Contract with the Independence One Mutual Funds ("Trust"), and subject to the direction of the Trustees of the Trust ("Trustees"), the Adviser has been retained to provide investment advisory services to the Independence One International Equity Fund, a portfolio of the Trust ("Fund"). Interests in the Fund may be offered in one or more classes of shares ("Classes"). Pursuant to Paragraph 8 of the Investment Advisory Contract, Adviser wishes to retain Sub-Adviser to provide, and Sub-Adviser agrees to furnish, a continuous investment program for the Fund, including investment research and management with respect to all securities and investments in the Fund, other than assets retained by the Advisor in its discretion. The Sub-Adviser will determine from time to time what securities and other investments will be purchased, retained, or sold by the Fund. The Sub-Adviser will provide the services rendered by it hereunder subject to the direction of the Trustees and the Adviser, and in conformity with: The Fund's investment objective(s) and policies as stated in the Fund's then-current Registration Statement on Form N-1A; all applicable Rules and Regulations of the US Securities and Exchange Commission; and the Securities Act of 1933, the Investment Company Act of 1940, and the Investment Advisers Act of 1940, all as amended. In connection with its services to the Fund, Sub-Adviser will submit for the Adviser's approval a written description of the Sub-Adviser's investment philosophy and process, performance objective and benchmark, investment guidelines, and listing of reports to be provided, all as may be adjusted from time to time. Sub-Adviser acknowledges that Adviser will retain direct responsibilities for: investment research and management with respect to the U.S. dollar-denominated cash and cash equivalents in the Fund; the selection and compensation of the Sub-Adviser; the review of all purchases and sales of portfolio instruments made by the Fund to assess compliance with its stated investment objective and policies; the monitoring of the selection of brokers and dealers effecting transactions on behalf of the Fund; the maintenance and furnishing of all required records or reports pertaining to the Fund to the extent those records or reports are not maintained or furnished by the Sub-Adviser or other agents employed by the Fund.

	2. Representations of Sub-Adviser. Sub-Adviser hereby represents to Adviser that it is duly registered as an investment adviser with (a) the United States Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, and (b) any state authorities with which such registration is necessary in order to lawfully provide services pursuant to this Agreement. Sub-Adviser hereby agrees to maintain such registrations in effect for so long as it continues to provide services pursuant to this Agreement and to notify Adviser immediately upon termination or revocation of any such registration during such period.

	3. Brokerage. Sub-Adviser may place orders for the execution of transactions with or through such broker-dealers (including floor brokers) or banks as Sub-Adviser may select, subject to the Adviser's review. Any accounts opened with such broker-dealers or banks shall be in the name of the Fund.

	4. Records and Confirms. Sub-Adviser will send Adviser a record of the investments and positions of Fund as soon as reasonably possible after the end of each quarterly period. Copies of confirmations of transactions executed for the Fund will be sent by the broker-dealers executing the transactions promptly to the custodian for the Fund and the Sub-Adviser, if the custodian is other than the broker-dealer. Otherwise, copies of confirmations of transactions executed will be sent by the broker-dealers executing the transactions to Sub-Adviser and the Fund. Sub-Adviser does not assume responsibility for the accuracy of information furnished by Adviser or any other party.

	5. Confidentiality. All information and advice furnished by either party hereto to the other shall be treated as confidential and shall not be disclosed to third parties, unless generally known or otherwise publicly available, and except as required by regulatory agencies or otherwise by law.

	6. Other Clients. Sub-Adviser acts as adviser to other clients and may give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Fund. Sub-Adviser shall have no obligation to purchase or sell for the Fund, or to recommend for purchase or sale by the Fund, any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients. Except as otherwise required by law, Sub-Adviser shall not make any information about the accounts of its clients available to Adviser or the Fund.

	Adviser recognizes that transactions in a specific security or securities may not be accomplished for all client accounts at the same time or at the same price.

	In the performance of Sub-Adviser's services hereunder, Sub-Adviser shall not be liable for any failure to recommend or effect any purchase or sale, or other investment or trading strategy on the basis of any information known to Sub-Adviser where the utilization of such information might, in Sub-Adviser's opinion, constitute a violation of any federal or state law, rules or regulations, or the breach of any fiduciary duty or confidential relationship between Sub-Adviser and any other person or persons

	7. Adviser's Representations. Adviser represents that it has full authority to grant Sub-Adviser the authority given to Sub-Adviser under this Agreement.

	8. Fees. For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth in Exhibit A attached hereto.

	Notwithstanding any other provision of this Agreement, the Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.

	9. Term. This Agreement shall begin for the Fund on the date that the parties execute this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that is does not desire such continuation with respect to the Fund.

	10. Termination. Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 (the "Act")) of the Fund on sixy (60) days' written notice to Adviser; and (b) by Sub-Adviser or Adviser upon sixty (60) days written notice to the other party to the Agreement.

	11.  Automatic Termination.  This Agreement shall automatically terminate:
	(a)	in the event of its assignment (as defined in the Act); or
	(b)	in the event of termination of the Investment Advisory Contract between the Trust and Adviser ("Investment Advisory Contract" for any reason whatsoever.

	12. Limitation of Authority. Neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory Contract between the Adviser and the Fund or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

	Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 10 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser or Adviser as the case may be, shall not be prohibited from serving as an investment adviser to such Fund by reason of the provisions of this Paragraph 13.

	13. Notices. Notices regarding termination or other matters of this Agreement or other matters shall be sent by certified mail or overnight by a nationally recognized courier and shall be deemed given when received at the addresses specified below, or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. Sub-Adviser may rely on any notice from any person reasonably believed to be genuine and authorized.

If to Sub-Adviser:	If to Adviser:

ABN AMRO Asset Management (USA), LLC	Independence One Capital
208 S. LaSalle Street 	  Management Corporation
4th Floor	27777 Inkster Road
Chicago, IL  60604-1003	Farmington Hills, MI  48334
Attn.:  Seven A. Smith	Attn: Robert J. Stapleton, Jr.

	14. Indemnification. (a) (i) In any threatened, pending or completed action, suit or proceeding to which the Sub-Adviser, was, is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplated herein, including, without limitation, any breach of any representations, warranties or covenants made by the Adviser in this Agreement or any failure by the Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by a governmental agency or self-regulatory organization, Adviser shall indemnify and hold harmless the Sub-Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Sub-Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only if the acts or omissions of the Sub-Adviser, did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and (ii) In the event that the Sub-Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Adviser or its partners, officers, directors, employees, agents or affiliates unrelated to the Sub-Adviser or the Sub-Adviser's business, Adviser shall indemnify, defend and hold harmless the Sub-Adviser against any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith. As used in subparagraphs (i) through (ii) above, the term "Sub-Adviser" shall include the Sub-Adviser's directors, officers, shareholders, employees, agents and affiliates.

	(b)	(i)  In any threatened, pending or contemplated action, suit or proceeding to which the Adviser, was, is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplated herein, including, without limitation, any breach of any representations, warranties or covenants made by Sub-Adviser in this Agreement or any failure by Sub-Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by any governmental agency or self-regulatory organization, Sub-Adviser shall indemnify and hold harmless the Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only if the acts or omissions of the Adviser did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and
(ii) In the event that the Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Sub-Adviser or its officers, directors, employees, agents or affiliates unrelated to the Adviser or the Adviser's business, Sub-Adviser shall indemnify, defend and hold harmless the Adviser against any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith.
As used in subparagraphs (i) through (ii) above, the term "Adviser" shall include the Adviser and the Adviser's directors, officers, shareholders, employees, agents and affiliates.

	(c)	In the event that a person entitled to indemnification under
Sections 15 (a) or (b) is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

	(d)	None of the indemnifications contained in this Section 15 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the part(ies) claiming indemnification without the prior written consent of the party obligated to indemnify such party.

	(e)	The provisions of this Section 15 shall survive the termination or other expiration of this Agreement.

	15. Independent Contractors. The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of Adviser. It is expressly agreed to by the parties hereto that the relationship created by this Agreement does not create a partnership or joint venture between the Sub-Adviser and the Adviser. Except as specifically set forth herein with respect to the Sub-Adviser's authority to place orders approved by the Adviser to broker-dealers or banks for trading the accounts of the Fund, neither party shall have any authority to bind the other nor shall either party represent to third parties that it has such authority.

	16. Liability. Neither the Sub-Adviser nor any of its agents, employees, principals, directors, or officers or any person who controls the Sub-Adviser shall be liable to Adviser or its officers, directors, partners, employees, agents or any person who controls Adviser or any of its successors, or assigns under this Agreement, except by reason of acts or omissions in contravention of this Agreement due to willful misfeasance, gross negligence, bad faith, reckless disregard of its duties and obligations under this Agreement, or violation of applicable law. Adviser acknowledges that all transactions made by the Sub-Adviser on behalf of the Fund, shall be for the account and risk of the Fund. The Sub-Adviser shall have no responsibility for the execution or clearance of the Fund's trades once orders have been transmitted to the executing broker-dealer or bank for those trades. Notwithstanding the foregoing sentences, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which Adviser may have under the federal securities laws or state securities laws.

	17.  Disclosure.

	(a)  	Adviser acknowledges receipt of Sub-Adviser's Disclosure
Statement (Part II of Adviser's Form ADV), as required by Rule 204-3 under the Investment Advisers Act of 1940, not less than 48 hours prior to the date of execution of this agreement shown below.

	(b)	Adviser acknowledges receipt of Sub-Adviser's Disclosure
Statement (Part II of Adviser's Form ADV) less than 48 hours prior to, but not later than, the date of execution of this agreement. Accordingly, Adviser shall have the option to terminate this agreement without penalty within five business days after that date of execution; provided, however, that any investment action taken by Adviser with respect to the Fund prior to the effective date of such termination shall be at Fund's risk.

	18. Entire Agreement: Governing Law. This agreement constitutes the entire agreement of the parties with respect to the rendering of advice by Sub-adviser for the benefit of Adviser and the Fund and can be amended only by written document signed by the parties. This agreement shall be governed by the internal laws of the State of Michigan.

	19. Amendment. This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested person, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duty authorized officers, and their corporate seals affixed hereto this 2nd day of April, 2001.


ATTEST:	Independence One Capital
	  Management Corporation


/s/ James Rose		/s/ Robert J. Stapleton, Jr.
Secretary	Director, Investment Services
James Rose	Robert J. Stapleton, Jr.

	ABN AMRO Asset Management
	  (USA), LLC


/s/ Gary Anetsberger		/s/ Steven A. Smith
Secretary	Director of Mutual Funds
	Steven A. Smith
Exhibit A

Independence One Mutual Funds

Independence One International Equity Fund

Sub-Advisory Agreement

Adviser will pay Sub-Adviser as full compensation for services rendered hereunder an annual fee at the rate of 0.60% based on the average daily value of the net assets of the Fund managed by the Sub-Adviser. The fee shall be calculated as determined by the Fund on the last day of each month on which the New York Stock Exchange is open and shall be payable on a monthly basis, in arrears.

This Exhibit duly incorporates by reference the Sub-Advisory Agreement.


Advisor:


/s/ RJS
(initials)

Sub-Advisor:


/s/ SAS
(initials)
INDEPENDENCE ONE MUTUAL FUNDS

SUB-ADVISORY AGREEMENT

	THIS AGREEMENT is made between Independence One Capital Management Corporation, a registered investment adviser (hereinafter referred to as "Adviser") and Sosnoff Sheridan Corporation, an Illinois corporation located in Chicago, Illinois (hereinafter referred to as the "Sub-Adviser").

WITNESSETH:

	That the parties hereto, intending to be legally bound, hereby agree as follows:

1.	Notice of Advice:  Sub-Adviser hereby agrees to furnish to Adviser in its capacity as Investment adviser to the Independence One Small Cap Fund (the "Fund"), a portfolio of the Independence One Mutual Funds ("Trust"), such investment advice, statistical and other factual information, as may from time to time be reasonably requested by Adviser for the Fund, which may be offered in one or more classes of shares ( "Classes"). Sub-Adviser shall furnish such advice and information to Adviser on a non-discretionary basis. Sub-Adviser shall not have custody of any funds or securities of the Fund at any time.

2.	Representations of Sub-Adviser.  Sub-Adviser hereby represents to
Adviser that it is duly registered as an investment adviser with (a) the United States Securities and Exchange Commission pursuant to the Investment Advisers Act of 1940, and (b) any state authorities with which such registration necessary in order to lawfully provide services pursuant to this Agreement. Sub-Adviser hereby agrees to maintain such registrations in effect for so long as it continues to provide services pursuant to this Agreement and to notify Adviser immediately upon termination or revocation of any such registration during such period.

3.	Brokerage.  Sub-Adviser may placed orders for the execution of transactions with or through such brokers-dealers (including floor brokers) or banks as Adviser may select. Sub-Adviser may suggest broker-dealers or banks to Adviser; however, Adviser will choose the broker-dealer or banks through which Sub-Adviser may place orders. Any accounts opened with such broker-dealers or banks shall be in the name of the Fund.

4.	Records and Confirms.  Sub-Adviser will send Adviser a record of the investments and positions of Fund as soon as reasonably possible after the end of each quarterly period. Copies of confirmations of transactions executed for the Fund will be sent by the broker-dealers executing the transactions promptly to the custodian for the Fund and the Sub-Adviser, if the custodian is other than the broker-dealer. Otherwise, copies of confirmations of transactions executed will be sent by the broker-dealers executing the transactions to Sub-Adviser and the Fund. Sub-Adviser does not assume responsibility for the accuracy of information furnished by Adviser or any other party.

5.	Voting.  Unless otherwise specifically agreed, Sub-Adviser will not be required to take any action, or render any advice, with respect to the voting of securities held by the Fund.

6.	Confidentiality.  All information and advice furnished by either party hereto to the other shall be treated as confidential and shall not be disclosed to third parties, unless generally known or otherwise publicly available, and except as required by regulatory agencies or otherwise by law.

7.	Other Clients.  Sub-Adviser acts as adviser to other clients and may give advice, and take action, with respect to any of those which may differ from the advice given, or the timing or nature of action taken, with respect to the Fund. Sub-Adviser shall have no obligation to purchase or sell for the Fund, or to recommend for purchase or sale by the Fund, any security which Sub-Adviser, its principals, affiliates or employees may purchase or sell for themselves or for any other clients. Except as otherwise required by law, Sub-Adviser shall not make any information about the accounts of its clients available to Adviser or the Fund.

	Adviser recognizes that transactions in a specific security or securities may not be accomplished for all client accounts at the same time or at the same price.

	In the performance of Sub-Adviser's services hereunder, Sub-Adviser shall not be liable for any failure to recommend or effect any purchase or sale, or other investment or trading strategy on the basis of any information known to Sub-Adviser where the utilization of such information might, in Sub-Adviser's opinion, constitute a violation of any federal or state law, rules or regulations, or the breach of any fiduciary duty or confidential relationship between Sub-Adviser and any other person or persons.

8.	Adviser's Representations.  Adviser represents that it has full authority to grant Sub-Adviser the authority given to Sub-Adviser under this Agreement.

9.	Fees.  For its services under this Agreement, Sub-Adviser shall receive from Adviser an annual fee ("the Sub-Advisory Fee"), as set forth on Exhibit
A attached hereto.

	Notwithstanding any other provision of this Agreement, the Sub-Adviser may from time to time and for such periods as it deems appropriate, reduce its compensation (and, if appropriate, assume expenses of the Fund or Class of the Fund) to the extent that the Fund's expenses exceed such expense limitation as the Sub-Adviser may, by notice to the Trust on behalf of the Fund, voluntarily declare to be effective.

10.	Term.  This Agreement shall begin for the Fund on the date that the parties execute this Agreement relating to such Fund and shall continue in effect for the Fund for two years from the date of its execution and from year to year thereafter, subject to the provisions for termination and all of the other terms and conditions hereof if: (a) such continuation shall be specifically approved at least annually by the vote of a majority of the Trustees of the Trust, including a majority of the Trustees who are not parties to this Agreement or interested persons of any such party (other than as Trustees of the Trust) cast in person at a meeting called for that purpose; and (b) Adviser shall not have notified the Trust in writing at least sixty (60) days prior to the anniversary date of this Agreement in any year thereafter that it does not desire such continuation with respect to the Fund.

11.	Termination.  Notwithstanding any provision in this Agreement, it may be terminated at any time without the payment of any penalty: (a) by the Trustees of the Trust or by a vote of majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Investment Company Act of 1940 (the "Act")) of the Fund on sixty (60) days written notice to Adviser; and (b) by Sub-Adviser or Adviser upon sixty (60) days written notice to the other party to the Agreement.

12.	Automatic Termination.  This Agreement shall automatically terminate:
	(a) 	in the event of its assignment (as defined in the Act); or
	(b)	in the event of termination of the Investment Advisory Contract between the Trust and Adviser ("Investment Advisory Contract") for any reason whatsoever.

13.	Limitation of Authority.  Neither Adviser nor Sub-Adviser shall act as an investment adviser (as such term is defined in the Act) to the Fund except as provided herein and in the Investment Advisory contract between the Adviser and the Fund or in such other manner as may be expressly agreed between Adviser and Sub-Adviser.

	Provided, however, that if the Adviser or Sub-Adviser shall resign prior to the end of any term of this Agreement or for any reason be unable or unwilling to serve for a successive term which has been approved by the Trustees of the Trust pursuant to the provisions of Paragraph 10 of this Agreement or Paragraph 6 of the Investment Advisory Contract, the remaining party, Sub-Adviser of Adviser as the case may be, shall not be prohibited from serving as an investment advisor to such Fund by reason of the provisions of this Paragraph 13.

14.	Notices.  Notices regarding termination or other matters of this
Agreement or other matters shall be certified mail or overnight by a nationally recognized courier and shall be deemed given when received at the addresses specified below, or at such other address as a party to receive notice may specify in a notice given in accordance with this provision. Sub-Adviser may rely on any notice from any person reasonably believed to be genuine and authorized.

	If to Sub-Adviser:	If to Adviser:
	Sosnoff Sheridan Corporation	Independence One Capital
	3304 North Lincoln	  Management Corporation
	Chicago, Illinois  60657	27777 Inkster Road
	Attention:  Tom Sosnoff	Farmington Hills, Michigan 48334
		Attention:  Robert J. Stapleton, Jr.

15.		Indemnification.  (a) (i) In any threatened, pending or completed action, suit or proceeding to which the Sub-Adviser, was, is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplated herein, including, without limitation, any breach of any representations, warranties or convenants made by the Adviser in this Agreement or any failure by the Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by a governmental agency or self-regulatory organization, Adviser shall indemnify and hold harmless the Sub-Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Sub-Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only if the acts or omissions of the Sub-Adviser, did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and (ii) In the event that the Sub-Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Adviser or its partners, officers, directors, employees, agents or affiliates unrelated to the Sub-Adviser or the Sub-Adviser's business, Adviser shall indemnify, defend and hold harmless the Sub-Adviser against any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith. As used is subparagraphs (i) through (ii) above, the term "Sub-Adviser" shall include the Sub-Adviser' directors, officers, shareholders, employees, agents and affiliates.

(b)	(i) In any threatened, pending or contemplated action, suit or proceeding to which the Adviser, was is or is threatened to be made a party, in connection with or relating to the services performed by the Sub-Adviser for the Adviser or the Fund as contemplated herein, including, without limitation, any breach of any representations, warranties or covenants made by Sub-Adviser in this Agreement or any failure by Sub-Adviser to comply with the federal or any state securities laws or the rules and regulations promulgated thereunder or any other federal or state law, or any rule or regulation promulgated by any governmental agency or self-regulatory organization, Sub-Adviser shall indemnify and hold harmless the Adviser, against any loss, liability, damage, cost and expense (including reasonable attorneys' and accountants' fees and disbursements) incurred or suffered by the Adviser in connection with the investigation, defense or settlement of any such action, suit or proceeding, only if the acts or omissions of the Adviser did not involve willful misfeasance, gross negligence, bad faith or reckless disregard of its duties and obligations under this Agreement; and
(ii) In the event that the Adviser is made a party to any claim, dispute or litigation or otherwise incurs any loss or expense as a result of or in connection with the activities or claimed activities of Sub-Adviser or its officers, directors, employees, agents or affiliates unrelated to the Adviser or the Adviser's business, Sub-Adviser shall indemnify, defend and hold harmless the Adviser against any loss, liability, damage, cost and expense (including, without limitation, reasonable attorneys' and accountants' fees and disbursements to be paid as incurred) incurred in connection therewith. As used in subparagraphs (i) through (ii) above, the term "Adviser" shall include the Adviser and the Adviser's directors, officers, shareholders, employees, agents, and affiliates.

(c)	In the event that a person entitled to indemnification under Sections
15 (a) and (b) is made a party to an action, suit or proceeding alleging both matters for which indemnification can be made hereunder and matters for which indemnification may not be made hereunder, such person shall be indemnified only for that portion of the loss, liability, damage, cost or expense incurred in such action, suit or proceeding which relates to the matters for which indemnification can be made.

(d)	None of the indemnifications contained in this Section 15 shall be applicable with respect to default judgments, confessions of judgment or settlements entered into by the part(ies) claiming indemnification without the prior written consent of the party obligated to indemnify such party.

(e)	The provisions of this Section 15 shall survive the termination or other expiration of this Agreement.

16.	Independent Contractors.  The Sub-Adviser shall for all purposes herein be deemed to be an independent contractor of Adviser. It is expressly agreed to by the parties hereto that the relationship created by this Agreement does not create a partnership or joint venture between the Sub-Adviser and the Adviser. Except as specifically set forth herein wit respect to the Sub-Adviser's authority to place orders approved by the Adviser to broker-dealers or banks for trading the accounts of the Fund, neither party shall have any authority to bind the other nor shall either party represent to third parties that it has such authority.

17.	Liability.  Neither the Sub-Adviser nor any of its agents, employees, principals, directors, or officers or any person who controls the Sub-Adviser shall be liable to Adviser or its officers, directors, partners, employees, agents or any person who controls Adviser or any of its successors, or assigns under this Agreement, except by reason of acts or omissions in contravention of this Agreement due to willful misfeasance, gross negligence, bad faith, reckless disregard of its duties and obligations under this Agreement, or violation of applicable law. Adviser acknowledges that all transactions made by the Sub-Adviser on behalf of the Fund, shall be for the account and risk of the Fund. The Sub-Adviser shall have no responsibility for the execution or clearance of the Fund's trades once orders have been transmitted to the executing broker-dealer or bank for those trades. Notwithstanding the foregoing sentences, the federal securities laws impose liabilities under certain circumstances on persons who act in good faith and therefore, nothing herein shall in any way constitute a waiver or limitation of any rights which Adviser may have under the federal securities laws or state securities laws.

18.	Disclosure.

[]	Adviser acknowledges receipt of Sub-Adviser's Disclosure Statement
(Part II of Adviser's Form ADV), as required by Rule 204-3 under the Investment Advisers Act of 1940, not less than 48 hours prior to the date of execution of this agreement shown below.

[]	Adviser acknowledges receipt of Sub-Adviser's Disclosure Statement
(Part II of Adviser's Form ADV) less than 48 hours prior to, but not later than, the date of execution of this agreement. Accordingly, Adviser shall have the option to terminate this agreement without penalty within five business days after that date of execution; provided, however, that any investment action taken by Adviser with respect to the Fund prior to the effective date of such termination shall be at Fund's risk.

19.	Entire Agreement:  Governing Law.  This agreement constitutes the entire agreement of the parties with respect to the rendering of advice by Sub-Adviser for the benefit of Adviser and the Fund and can be amended only by written document signed by the parties. This agreement shall be governed by the internal laws of the State of Illinois.

20.	Amendment.  This Agreement may be amended from time to time by agreement of the parties hereto provided that such amendment shall be approved both by the vote of a majority of Trustees of the Trust, including a majority of Trustees who are not parties to this Agreement or interested person, as defined in Section 2(a)(19) of the Act, of any such party at a meeting called for that purpose, and, where required by Section 15(a)(2) of the Act, by the holders of a majority of the outstanding voting securities (as defined in Section 2(a)(42) of the Act) of the Fund.

	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on their behalf by their duty authorized officers, and their corporate seals affixed hereto this 2nd day of April, 2001.


ATTEST:		INDEPENDENCE ONE CAPITAL
		  MANAGEMENT CORPORATION

/s/ James Rose		/s/ Robert J. Stepleton, Jr.
Secretary	Director, Investment Services
James Rose	Robert J. Stapleton, Jr.

		SOSNOFF SHERIDAN CORPORATION

/s/ Scott D. Sheridan		/s/ Scott D. Sheridan
Secretary		Vice President
Scott D. Sheridan		Scott D. Sheridan


Exhibit A

Independence One Mutual Funds

Independence One Small Cap Fund

Sub-Advisory Agreement

Advisor will pay Sub-Adviser as full compensation for services rendered hereunder, an annual fee at the rate of 0.05% based on the average daily value of the equity securities in the Fund. The fee shall be calculated as determined by the Fund on the last day of each month on which the New York Stock Exchange is open and shall be payable on a monthly basis, in arrears.

This Exhibit duly incorporates by reference the Sub-Advisory Agreement.

Adviser:


/s/ RJS
(initials)


Sub-adviser:



/s/ SDS
(initials)